UNCONDITIONAL GUARANTY
                                       Of
                             Endan IT Solutions Ltd.


In connection with the Share Purchase Agreement dated July 26, 2005 (the "Agreement"), by and among Data Systems & Software Inc. ("DSSI"), Kardan Communication Ltd. ("Kardan"), Mr. Meir Givon ("Givon"), Neuwirth Investments Ltd. ("Neuwirth", and together with DSSI, Kardan and Givon, the "Sellers"), dsIT Technologies Ltd. ("dsIT" or the "Company") and Taldor Computer Systems (1986) Ltd. ("Buyer", and together with the Sellers and the Company, the "Parties"), the undersigned, Endan IT Solutions Ltd. (the "Guarantor") hereby unconditionally, irrevocably and without any reservation, represents, warrants and undertakes as follows:

1. The Guarantor acknowledges its awareness of each of the obligations imposed thereon under the Agreement (including, for the avoidance of doubt, the indemnification obligations, under Article 9 of the Agreement) and agrees to assume such obligations and to perform and discharge them as if it was a direct party to the Agreement.

2. Without derogating from the generality of Section 1 above, the Guarantor hereby guarantees the performance of each of the Sellers' payment and indemnification obligations under the Agreement.

3. For the avoidance of doubt, the Guarantor's undertaking hereunder, is independent of Sellers' payment and indemnification obligations, and the Buyer Indemnified Persons or any of them, may institute any legal proceeding against the Guarantor pursuant to this Guaranty (regardless of whether or not similar proceedings shall have been commenced against any of the Sellers), provided that in no event shall the Buyer Indemnified Persons be entitled to collect any amounts in excess of the Losses plus the attorneys fees (as set forth in Section 9.4 of the Agreement).

4.    Guarantor hereby further waives:

      a) Any right it may have to require the Buyer Indemnified Persons to demand the performance of any of Sellers' indemnification obligations or undertakings under the Agreement, prior to the delivery of any demand or the taking of any legal action against the Guarantor pursuant to this Guaranty. The Buyer Indemnified Persons may exercise or refrain from exercising any right or remedy they have against the Sellers with respect to their indemnification obligations under the Agreement, without affecting Guarantor's liability hereunder; provided that in no event shall the Buyer Indemnified Persons be entitled to collect any amounts in excess of the Losses, plus the attorneys fees (as set forth in Section 9.4 of the Agreement).

      b) Any right it may have as a result of any prior, current or future amendment of or supplement to the Agreement, made by the Parties thereto. Notwithstanding the foregoing, the Guarantor shall have a right to raise a defense against its liabilities hereunder, to the extent that the Guarantor is actually adversely affected as a result of any such future amendment of or supplement to the Agreement, in the event (and only in the event) that either (i) at the time such amendment of or supplement to the Agreement are executed, no representative of the current shareholders of the Guarantor (the "Shareholders") shall serve or have the right to serve as directors or officers of the Guarantor, and the Shareholders shall own less than 50% of the issued and outstanding share capital of the Guarantor or (ii) prior to the date such amendment of or supplement to the Agreement are executed, the Company had completed an IPO; in both cases, unless the Guarantor consented to such amendment of or supplement to the Agreement.

      c) Any waiver of any claim by the Buyer Indemnified Persons vis-a-vis any of the Sellers.


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5.    This Guaranty is unconditional and unqualified, and the Guarantor shall not be entitled to raise any defenses against a claim brought by the Buyer Indemnified Persons, in an attempt to release itself from this Guaranty, including with the claim that the Sellers, or any one of them, are unable to meet their undertakings under the Agreement; provided that the Guarantor shall be entitled to contest the existence of a Loss or claim that such Loss is not idemnifiable under the Agreement, but not any defense relating to a limitation on a payment or indemnity obligation of any specific Seller or Endan under the Agreement.

6. Guarantor represents and warrants that (i) it has taken all action necessary to authorize, execute, deliver and perform this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with any organizational documents or agreements to which it is party and (iii) this Guaranty is a valid and binding obligation, enforceable against Guarantor according to its terms.

7. Guarantor shall pay Buyer's attorneys' fees and other costs and expenses incurred in enforcing this Guaranty, in accordance with the principles set forth in Section 9.4 of the Agreement mutatis mutandis (including, for the avoidance of doubt, the Guarantor's right to reimbursement of its actual reasonable attorney's fees if the claim pursuant to this Guaranty shall be dismissed). This Guaranty is made for the benefit of the Buyer Indemnified Persons, their successors and assigns.

8.    The Guarantor may not assign its obligations under this Guaranty.

9. If any provision of this Guaranty is unenforceable, all other provisions shall remain in full force and effect.

10. This Guaranty may not be waived, revoked or amended without Buyer's prior written consent.

11. All capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

12. This Guaranty is governed by Israeli law, without regard to conflicts of laws and the exclusive place of jurisdiction in any matter arising out of or in connection with this Guaranty shall be the applicable Tel Aviv Court.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of this ___ of _____, 2005.


                                                      GUARANTOR:

                                                      Endan IT Solutions Ltd.

                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: ___________________

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